Exhibit (h)(41)

ALPS FUND SERVICES, INC.

1290 Broadway, Suite 1100

Denver, CO 80203

June 28, 2011

Mr. Edmund J. Burke

Chairman

Financial Investors Trust

1290 Broadway, Suite 1100

Denver, CO 80203

Re:	ALPS/Red Rocks Listed Private Equity Fund (the “Fund”), a Series of the Financial Investors Trust (the “Trust”)

Dear Mr. Burke:

This letter confirms the agreement between ALPS Fund Services, Inc. (“ALPS”) and the Trust that ALPS Fund Services, Inc.’s Annual Open Account Fee, as set forth in Schedule B (Fee Schedule) of the Transfer Agency and Service Agreement between ALPS Fund Services, Inc. and the Trust, dated October 1, 2007, as amended, with respect to the Fund (the “Agreement”), shall be reduced as follows for the period May 1, 2011 through April 30, 2012:

Annual Open Account Fee:

Open Accounts	Fee Per Account
ALL	$2.24

The parties agree that the other provisions of the Agreement and of Schedule B (Fee Schedule) are not affected by this waiver.

ALPS FUND SERVICES, INC.

By:	/s/ Jeremy O. May

Name: Jeremy O. May
Title: President

Your signature below acknowledges acceptance of this letter agreement:

FINANCIAL INVESTORS TRUST

By:	/s/ Edmund J. Burke

Name: Edmund J. Burke
Title: President